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                                                                 EXHIBIT 23.1(B)

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York


    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 20, 1998, except for Notes 5 and 13B for which the date is December 17, 1998, relating to the consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1997 and the Company's Information Statement on
Schedule 14C, dated January 6, 1999 and our reports dated March 20, 1998, except for Notes 2, 5, and 13B for which the date is February 26, 1999, relating to the supplemental consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries appearing in the Company's Current Report on Form 8-K dated March 17, 1999.


    We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                              /s/ BDO SEIDMAN, LLP
                                              BDO SEIDMAN, LLP



New York, New York
March 18, 1999